UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136592	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey	07506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

Fitness Xpress Software, Inc. 2755 Maple Street, Suite 109 Vancouver, BK V6K 5J1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

MSTI HOLDING, INC.

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EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A to the MSTI Holdings, Inc. Form 8-K originally filed with the Securities and Exchange Commission on May 29, 2007 (the “Form 8-K”) amends and restates the Form 8-K in its entirety to correct various typographical errors including, without limitation, correcting the “Date of Report” on the cover page to be May 24, 2007.

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Item 1.01 Entry into a Material Definitive Agreement

The Merger

On May 18, 2007, Fitness Xpress Software, Inc., a Nevada corporation (“FXSI-NV”), was merged with and into Fitness Xpress Software, Inc., a Delaware corporation (“FXSI-DE”), for the sole purpose of changing its state of incorporation to Delaware from Nevada pursuant to a Certificate of Ownership and Merger dated May 18, 2007 and approved by stockholders on May 18, 2007. Under the terms of the Certificate of Ownership and Merger, each share of FXSI-NV was exchanged for 1.0563380282 shares of FXSI-DE.

On May 22, 2007, FXSI-DE entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among FXSI-DE, Microwave Satellite Technologies, a privately held New Jersey corporaton (“MST”), and Microwave Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of FXSI-DE (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub will be merged with and into MST, and MST, as the surviving corporation, will become a wholly-owned subsidiary of FXSI-DE. Pursuant to the Merger Agreement, following the merger FXSI-DE’s name will be changed to MSTI Holdings, Inc.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•
Each share of MST common stock issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive 120,000 shares of FXSI-DE common stock. In addition, $5,000,000 of outstanding indebtedness of MST to Telkonet, Inc., a Utah corporation and MST’s 90% shareholder prior to the Merger (“Telkonet”), will be converted at $1.00 per share into 5,000,000 shares of FXSI-DE common stock. As a result, an aggregate of 20,000,000 shares of FXSI-DE common stock will be issued to the holders of MST common stock.

•
In a private placement (the “Private Placement”), taking place immediately after the closing of the Merger, FXSI-DE will issue units (“Units”) consisting of 46,620 shares of FXSI-DE common stock and a five-year detachable redeemable warrant to purchase 23,310 shares of FXSI-DE common stock at an exercise price of $1.00 per share (the “Investor Warrant”), at a purchase price of $25,641 per Unit. The minimum authorized amount to be issued is $1,999,998 in 78 Units, and the maximum authorized amount to be issued is $3,999,996 in 156 Units.

•
Concurrently with the Private Placement and the Merger, the Company will receive up to $7,500,000 (prior to the payment of placement agent fees) from the issuance of 8% Secured Convertible Debentures due April 30, 2010 (the “Debentures”), convertible at $0.65 per share into up to 12,541,806 shares of FXSI-DE common stock, and five-year warrants (the “Debenture Warrants”) to purchase in the aggregate up to 6,270,903 shares of common stock at an exercise price of $1.00 per share.

•
Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, FXSI-DE will transfer all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, FXS Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, FXSI-DE will transfer all of the outstanding capital stock of SplitCo to a major stockholder of FXSI-DE in exchange for cancellation of 3,169,014 shares of FXSI-DE common stock held by such stockholder (the “Split-Off”), which will leave 3,788,874 shares of FXSI-DE common stock held by existing stockholders of FXSI-DE.

•
Following the closing of the Merger, the Split-Off and the Private Placement, and taking into account the issuance of 12,541,806 shares of FXSI-DE common stock issuable upon conversion of the maximum amount of the Debentures, there would be 39,967,040 shares of FXSI-DE common stock issued and outstanding, assuming the minimum authorized amount is raised in the Private Placement, and 43,603,400 shares, assuming the maximum authorized amount is raised. Approximately 51% of such issued and outstanding shares will be held by the former stockholders of MST assuming the minimum authorized amount is raised in the Private Placement, and 45% of such shares will be held by the former stockholders of MST if the maximum authorized amount is raised.

•
Upon the closing of the Merger, Ron Bell will resign as the sole officer and director of FXSI-DE and simultaneously therewith a new board of directors will be appointed. The new board of directors will initially consist of Ronald W. Pickett, Frank T. Matarazzo, Warren V. Musser, Thomas C. Lynch and Thomas M. Hall.

•
Each of FXSI-DE, MST and Acquisition Sub provide customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement, which conditions include approval of the Merger by MST’s stockholders.

As of the date of the Merger Agreement, there were no material relationships between FXSI-DE or MST, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to MST, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Merger refer to FXSI-DE and its subsidiaries. Information regarding the Company, MST and the principal terms of the Merger are set forth below.

Merger

The Merger. On May 22, 2007, FXSI-DE entered into the Merger Agreement with MST and Acquisition Sub. Upon closing of the Merger on May 24, 2007, Acquisition Sub was merged with and into MST, and MST became a wholly-owned subsidiary of FXSI-DE.

Pursuant to the Merger Agreement, at closing the stockholders of MST received 120,000 shares of FXSI-DE’s common stock for each issued and outstanding share of MST’s common stock. In addition, $5,000,000 of outstanding indebtedness of MST to Telkonet was converted at $1.00 per share into 5,000,000 shares of FXSI-DE common stock. As a result, at the closing FXSI-DE issued 20,000,000 shares of its common stock to the former stockholders of MST, representing approximately 50.7% of FXSI-DE’s outstanding common stock following (1) the closing of the Merger, (2) the closing of the Private Placement for $3,078,716.50 and (3) FXSI-DE’s cancellation of 3,169,014 shares in the Split-Off, and taking into account the issuance of 10,117,462 shares of FXSI-DE common stock issuable upon conversion of the Debentures. See Item 3.02 below for a description of the Private Placement.

Before giving effect to the stock issuances in the Merger and the Private Placement, and after giving effect to the stock cancellation in the Split-Off, 3,788,874 shares of FXSI-DE common stock were outstanding. These shares constituted the part of FXSI-DE’s “public float” prior to the Merger that will continue to represent the shares of FXSI-DE common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), permits additional sales of issued shares, or a further registration statement has been declared effective.

Prior to the closing, there were no options or warrants to purchase shares of capital stock of FXSI-DE or MST outstanding. Immediately prior to the Merger, the Company adopted a 2007 Stock Incentive Plan that will provide for the grant of up to 4,500,000 shares of common stock as restricted stock or stock options to employees, directors and consultants. Except for the 2007 Stock Incentive Plan, neither FXSI-DE nor MST had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future. Upon consummation of the Merger, the Company granted options to purchase 2,000,000 shares and 1,000,000 shares of common stock of the Company at an exercise price of $0.65 per share to its Chief Executive Officer, Frank T. Matarazzo, and its President, Ronald W. Pickett, respectively.

The shares of FXSI-DE’s common stock issued to former holders of MST’s capital stock in connection with the Merger, the shares of FXSI-DE common stock issued in the Private Placement, the Debentures, the shares issuable upon conversion of the Debentures and the shares issuable upon the exercise of the Investor Warrants and the Debenture Warrants were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Changes Resulting from the Merger. The Company intends to carry on MST’s business as its sole line of business. The Company has relocated its executive offices to 259-263 Goffle Road, Hawthorne, New Jersey 07506 and its telephone number is (973) 304-6080.

The Merger and its related transactions were approved by a unanimous written consent of MST’s stockholders dated May 22, 2007, and therefore no stockholders of MST were entitled to appraisal rights.

Changes to the Board of Directors and Executive Officers.  Following the closing of the Merger, all of the then-current officers and directors of FXSI-DE resigned and were replaced by new officers and directors. Immediately following the Merger, our board of directors was reconstituted to consist of Ronald W. Pickett, Frank T. Matarazzo, Warren V. Musser, Thomas C. Lynch and Thomas M. Hall. Following the Merger, our executive officers consisted of Frank T. Matarazzo, Chief Executive Officer, Ronald Pickett, President, and Keith Scarzafava, Chief Technology Officer and Director of Operations.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Small Business Issuer. The Merger is being accounted for as a “reverse merger,” since the stockholders of MST own a majority of the outstanding shares of FXSI-DE common stock immediately following the Merger. MST is deemed to be the acquiror in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of MST and will be recorded at the historical cost basis of MST, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of FXSI-DE and MST historical operations of MST and operations of FXSI-DE from the closing date of the Merger. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of FXSI-DE’s common stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger. FXSI-DE will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Tax Treatment. The Split-Off of SplitCo will result in taxable income to FXSI-DE in an amount equal to the difference between the fair market value of the assets transferred and FXSI-DE’s tax basis in the assets. Any gain recognized, to the extent not offset by FXSI-DE’s net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

Description of Our Company

FXSI-NV was incorporated as a Nevada corporation on February 10, 2006 for the purpose of distributing fitness software throughout North America. On June 29, 2006, FXSI-NV acquired the rights to market point-of-sale and customer management software to the fitness industry. FXSI-NV has been in the development stage since its inception and had minimal business operations prior to the Merger. On May 18, 2007, FXSI-NV merged into FXSI-DE for the sole purpose of reincorporating in the State of Delaware. Immediately following the Merger, the pre-Merger assets and liabilities of FXSI-DE were disposed of pursuant to the Split-Off.

MST, formed in New Jersey in 1982, is a carrier class communications technology company that specializes in providing true quadruple play (“Quad-Play”) services to multi-tenant unit (“MTU”) and multi-dwelling unit (“MDU”) residential, hospitality and commercial properties. These Quad-Play services include video, voice, high-speed internet and wireless fidelity (“Wi-Fi”) access. MST is also a national internet service provider (“ISP”) and offers a suite of ancillary services including the design, installation and service of satellite and Internet Protocol (“IP”) based video conferencing and surveillance systems.

In January 2006, Telkonet, whose stock is listed for trading on the American Stock Exchange under the symbol TKO, acquired a 90% interest in MST. The remaining shares were held by Frank T. Matarazzo, our Chief Executive Officer. In connection with (1) the closing of the Merger, (2) the closing of the Private Placement for $3,078,716.50 and (3) FXSI-DE’s cancellation of 3,169,014 shares in the Split-Off, and taking into account the issuance of 10,117,462 shares of FXSI-DE common stock issuable upon conversion of the Debentures, Frank T. Matarazzo, our Chief Executive Officer, and Telkonet acquired an approximate 4.0% interest (including 93,240 shares of FXSI-DE common stock purchased in the Private Placement) and 46.8% interest, respectively, in the Company.

Description of Business

Company Overview

We specialize in providing true “Quad-Play” services including video, voice, Internet and Wi-Fi. We believe that we are well positioned to become a premier alternative service provider at MTU/MDU properties and in densely populated areas with multiple high-rise dwellings. We are also a national ISP and offer a full suite of ancillary services including the design, installation and service of satellite and IP based video conferencing and surveillance/security systems.

NuVisions™

We currently offer digital television service through DISH Network, the national satellite television provider under a “private label agreement” whereby we offer the service under our NuVisions™ brand of services. The NuVisions TV offering includes over 500 channels of video and audio programming, with one of the largest selections of HDTV channels and ethnic channel offerings (over 100 channels from 17 countries). We also offer our NuVisions Broadband high speed internet service and NuVisions Digital Voice telephone service to multi-family residences and commercial properties. We deliver our broadband based services using terrestrial fiber optic links and, in February, 2005, began deployment in New York City of a proprietary wireless gigabit network that connects the properties served in a redundant gigabit ring - a virtual fiber optic network in the air.

PLC Technology

With a combined set of technology and services solutions, we have created and delivered a platform of bundled IP services utilizing PLC technology. Current services that utilize PLC include high speed internet and voice over IP (“VoIP”) telephone. Our current plans include the further development and deployment of energy management services and building control solutions, building surveillance/security, and eConcierge using PLC technology.

Strategy

Our strategy is to target and cultivate a subscriber base that will demand high margin products including, our video, IPTV, VoIP, high-speed Internet and Wi-Fi services.

We currently have service agreements with approximately 20 MDU and MTU properties. Generally, under the terms of a service agreement, we provide either (i) “bulk services,” which may include one or all of our bundle of products and services, at a fixed price per month to the owner of the MDU or MTU property, and contract with individual residents for enhanced services, such as premium cable channels, for a monthly fee or (ii) contract with individual residents of the MDU property for one or more of our basic or enhanced services for a monthly fee. These agreements typically include a revenue sharing arrangement with property owners, whereby the property owner is entitled to a share of the revenues derived from subscribers who reside at the MDU/MTU property. These revenue sharing arrangements are either based upon a fix amount per subscriber or a percentage, typically between 7-10%, of the monthly fees we charge residents for our services.

We believe that our complementary products and services allows for future growth and as such are designed and integrated with scalability in mind.

Services

Video

Our video service currently offers over 500 channels in a variety of packages which are tailored to suit specific individual needs. We transmit signals through the air using microwave/satellite technology, or through a fiber optic network, designed to provide superior reception to that of traditional cable TV companies that relay signals through coaxial cable. Some important features of our video services include:

•	one of the largest selections of HDTV programming

•	large ethnic TV offering with over 17 different countries represented

•	custom designed channel line-ups

•	flexible pricing plans for basic and premium packages

•	community bulletin board channels

•	building closed circuit TV (“CCTV”) surveillance/security channels

•	multiple pay-per-view channels

•	24 hour a day-365 days a year customer service

•	interactive TV guide

•	fully addressable system eliminating the need for technicians to gain access to apartments for service changes

Internet Protocol Television

In addition to traditional video, we currently intend to offer our IPTV platform. IPTV is an emerging TV delivery technology that provides an interactive experience. We believe that IPTV will offer a virtually unlimited selection of programming and on-demand content, including HD video. In addition, we believe that we will have the ability to offer new value-added and bundled services, enabling subscribers to surf the Internet, receive on-demand content, and perform a host of Internet-based functions via their TV sets, as these services become available without having to re-engineer the network.

IPTV covers both live TV (multicasting) as well as stored video (video on demand-VOD). The playback of IPTV requires either a personal computer or a “set-top box” connected to a TV. Video content is typically compressed using either a MPEG-2 or a MPEG-4 codec and then sent in an MPEG-2 transport stream delivered via IP Multicast in the case of live TV or via IP Unicast in the case of Video on Demand. IP Multicast is a method in which information can be sent to multiple computers at the same time. IP Unicast is a method in which information can be sent to only one computer at a time. The newly released (MPEG4) H.264 codec is increasingly used to replace the older MPEG2 codec.

An IP-based platform provides the opportunity for an interactive and personalized TV viewing experience. We may, for example, include an interactive program guide that allows viewers to search for content by title or actor’s name, or a picture-in-picture functionality that allows them to “channel surf” without leaving the program they are watching. Viewers may be able to look up a player’s stats while watching a sports game, or control the camera angle. They also may be able to access photos or music from their PC on their television, use a wireless phone to schedule a recording of their favorite show, or even adjust parental controls so their child can watch a documentary for a school report, while they’re away from home.

Our roll-out, currently planned for June 2007, of an IP-based network also provides us the opportunity for integration and convergence. Converged services imply interaction of existing services in a seamless manner to create new value added services. An example of such integration and conversion is On-Screen Caller ID, getting Caller ID on TV and the ability to process (send to voice mail, etc.). IP-based services will help us provide consumers anytime-anywhere access to content over their televisions, PCs and cell phones, and to integrate services and content. Within businesses and institutions, IPTV may eliminate the need to run a parallel infrastructure to deliver live and stored video services.

We presently purchase all of our video programming from EchoStar Satellite, LLC (“EchoStar”). We pay EchoStar a monthly license fee based on the number of our customers, subject to volume discounts and monthly programming costs, and the number of customers we make the programming available to. We may enter into agreements with other program suppliers in the future in connection with the deployment of IPTV.

In connection with the roll out of IPTV, we currently expect to enter into an agreement with a leading content aggregator and IPTV transport company to aggregate video and audio channel programming from cable television satellite transmissions, encode those channels into MPEG-4 format, and up-convert those channels into IP format and re-transmit them to our facilities for a monthly fee based upon the number of our IPTV customers.

Digital Voice/VoIP

Our digital voice service offering utilizes the underlying VoIP protocol but does not traverse the Internet in the same manner as traditional VoIP providers. No special equipment or Internet connection is required to use our digital voice service. A customer’s ordinary analog phone and existing copper wires in the building are utilized with the conversion of analog to IP taking place in a building’s main telephone room. The traffic is carried “on network” to NuVisions voice partners. Customers are provided with utmost functionality typically found in traditional RBOC architecture. Unlike many other VoIP providers, since our service does not rely on the public Internet, NuVisions Digital Voice can fully control quality of service in the network.

We currently offer one consumer voice service and have plans to offer in the future a business VoIP service. Special features of NuVisions Digital Voice include:

•	ability to retain existing phone number;

•	many free features including Voicemail, Call Waiting, 3-Way Calling, Caller ID with Name, and call forwarding;

•	web-portal with unified messaging, voicemail to email, custom call handling;

•	24/7 online account management;

•	new VIDEO phone service that uses broadband Internet connection;

•	unlimited calls to anywhere in the United States for a low monthly fee;

•	competitive international rates;

•	sound quality indistinguishable from a traditional phone service.

Wi-Fi, Wireless Hot Zones and Metropolitan Wide Area Wireless Network

Through a joint venture with Global Transport Logistics, Inc. (“GTLI”) (see “Certain Relationships and Related Transactions”), we formed Interactivewifi.com to build and operate a large Wi-Fi network in New York City in 2006 and have deployed several new wide-area “Hot Zones” in 2007. We currently plan to continue to expand “Hot Zone” coverage around the City. Consumers pay an hourly or monthly fee for internet access in these Interactivewifi.com wireless “Hot Zones,” or have free access to selected New York City government websites.

Under this joint venture arrangement, we contributed capital for purchase and deployment of network control equipment and wireless access points, as well as for development and deployment of the software system by which users access the Wi-Fi network, pay for service via credit card, and by which we control bandwidth utilization and hours of usage by individual subscribers. Under the joint venture, Interactivewifi.com pays us a fee for the bandwidth utilized by users of the Wi-Fi network, which we deliver to Interactivewifi.com over our Metropolitan Wide Area Network. In addition, our NuVisions high speed internet subscribers are given free access to the Interactivewifi.com “Hot Zones.”

The Interactivewifi.com Wi-Fi network currently offers Internet access in the southern-half of Central Park, Riverside Park from 60th to 79th Streets, Dag Hammarskjold Plaza, and the United Nations Plaza. In addition, Wi-Fi service is available in and around Trump Tower on Fifth Avenue, Trump World Tower on First Avenue, the Trump Place properties owned by Equity Residential and Extell Corporation located on Riverside Boulevard, Trump Palace, Trump Parc, Trump Parc East as well as portions of Roosevelt Island surrounding the Octagon residential community.

Our Metropolitan Wide Area Network, a gigabit network that connects the MTU/MDU properties that we serve in a redundant gigabit ring within New York City, delivers our NuVisions internet, telephone and, in the near future, IPTV services, to these properties. This Network is built with carrier grade Gigabit Ethernet microwave equipment from Gigabeam and is the foundation of a resilient network which delivers broadband signals from building-to-building, and connects to Telkonet PLC technology within each building. From each property that we connect in our Metropolitan Wide Area Network, Interactivewifi.com deploys wireless access points, offering Wi-Fi access in the common areas and geographic areas surrounding these properties, which expands the Wi-Fi network’s coverage.

Expansion of the Metropolitan Wide Area Network and the Interactivewifi.com network within New York City allows us to offer consumers paid-for access and value-added features, bringing us one step closer to our goal of digital convergence. We offer our customer freedom from the traditional wired connections offered by many of our competitors. Not only does our NuVisions high-speed Internet subscription give mobility within a home or property by allowing connection to any electrical outlet in the property for Internet service, it also gives subscribers free access to the Internet in the expanding Wi-Fi network throughout New York City. We currently plan to deploy additional “Hot-Zones” in and around New York City, which will allow Wi-Fi Internet access to the network within the parks, common areas and properties served by our NuVisions brand. High speed wireless “Hot Zones” will provide Internet connections at speeds 100 times greater than 56k modem, without busy signals and disconnects during peak usage times.

In addition, Interactivewife.com has agreements with premier wireless network aggregators including iPass and Boingo. Pursuant to these agreements, customers of the wireless network aggregators can gain access to the Interactivewifi.com network using their account with the wireless network aggregator. Each time one of their customers connects to our network Interactivewifi.com charges the wireless aggregator a fixed fee per connection and Interactivewifi.com pays us a fee for the bandwidth utilized by the customer of the wireless aggregator.

Power Line Communications (PLC)

Using PLC technology products allows us to provide connectivity over a property’s existing electrical wiring and infrastructure without costly installation of additional wiring or major disruption of business activity.

The benefits of PCL include:

•	secure data transmission;

•	secure iBridge™- to-Gateway architecture ensures no user can see other users on the network;

•	data is secure from outside intrusion;

•	data is encrypted with 56-bit Data Encryption Standard;

•	no wireless connectivity or RF interference issues; and

•	the convenience of wireless with the security of a wired solution

Through a co-marketing agreement, we leverage PLC technology from Telkonet in our properties to deliver our diverse range of services through the properties’ existing electrical infrastructure. We currently expect to enter into a new agreement with Telkonet that will give us the right to offer its PLC technology in the New York metropolitan area on terms favorable to us.

eConcierge

Our eConcierge service is currently under development. We currently plan in the second quarter of 2007, to enter a license agreement for an interactive resident portal, which we will market under our eConcierge brand name. The eConcierge solution will enable seamless communication between residents and building management, provide information about neighborhood services and offer access to amenities through a computer or simple touch-screen tablet interface. The system can also be utilized for internal control of individual apartment systems and functions such as lighting, temperature, and other IP enabled devices and systems. Advertising space on the portal will be offered to local merchants and residents that register on the portal will be given a card that can be used to receive discounts from merchant advertisers.

Other eConcierge service features will include:

•	messaging system and chat among residents and staff

•	exclusive local and online discounts for building residents

•	calendar of local events and building news

•	lists and reviews of service providers such as tutors, babysitters and housekeepers

•	building marketplace

•	butler service for instant requests to staff

•	online building services sign-up

•	community based/ building specific

•	advertising revenue w/real time back-end

•	unique to our service/tied to building management

•	discount cards/ ID cards

Energy Management

Energy management services are also implemented as part of a suite of bundled managed services giving building owners, managers, and residents the capabilities to monitor, control and adjust energy usage throughout a building using the same PLC technology that is currently being used to deliver the other services offered in residential, commercial, and hotel properties. We have installed one energy management system at the Octagon, a 500-unit luxury apartment complex on New York City’s Roosevelt Island. This service is still in its early stages and requires further development.

Market

We believe increasing demand for broadband by consumers and businesses will propel the in-building broadband equipment market to grow substantially over the next several years. According to In Stat Research,, MTU/MDU in-building broadband equipment revenues are projected to grow from $364 million in 2004 to nearly $1.5 billion in 2009.

We believe the market potential for delivering broadband to MDU residents is growing in proportion to single-family home residents. We believe MTUs/MDUs house a significant portion of the population and of businesses worldwide, especially in high-density areas such as New York City.

Historically, the MTU/MDU market has been served by local cable television operators. Generally, these providers used analog technology and MDU residents could not access digital or competitive services, although many cable companies have now begun the process of upgrading to a digital signal.

We believe that the MTU/MDU market offers business opportunities because:

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Much of MTU/MDU in-building broadband growth is being driven by new buildings and multi-family communities requiring broadband infrastructure and by the impact of fiber deployments on the MTU/MDU environment.

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According to In Stat Research, through 2009, MTU equipment revenues will be significantly larger than MDU, primarily due to the higher cost of the equipment being applied to business rather than residential environments. However, MDU equipment revenues are growing at a faster rate compared to MTU equipment revenues.

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Advances in communication and information technology have created demand for new state-of-the-art services such as digital satellite television, HDTV, IPTV, digital video recorders and bundled services.

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Regulatory changes in the United States authorizing the provision of digital satellite television services and local channels has given television viewers the opportunity to choose the provider of their television programming based on quality of signal, cost and variety of programming.

•	Our marketing program focuses on the choice and benefits of using satellite television programming over cable programming, including cost.

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To date, digital satellite television program providers have focused primarily on the single-family residence market because of the lower cost of deployment and fewer technical difficulties than those incurred in MDU properties and are now gearing to capitalize on the MDU market.

We are a considered a PCO. By operating outside of municipal, county, state and federal regulations that govern traditional cable operators, PCOs may offer a broadband advantage to MDU properties when competing for renters. Less compliance overhead allows us the ability to offer competitive rates. We can also offer MTU/MDU owners competitive marketing support by customizing channel lineups to match each MDU’s resident demographic.

Industry

Cable television began in 1948 as an alternate television service to households where reception of over-the-air TV signals was poor and has since expanded into a multi-billion dollar industry. Once simply considered a conveyer of video programming, cable’s broadband infrastructure may provide a pipeline for delivery of new advanced services, including digital networks, video-on-demand, interactive television, high-speed Internet access and telephony.

The number of Americans who have broadband at home has jumped substantially from 60 million in March 2005 to 84 million in March 2006 - a leap of 40%, according to the Pew Internet & American Life Project. We believe a significant part of this increase is tied to Internet newcomers who have bypassed dial-up connections and gone straight to high-speed connections, which represents a change from the previous pattern of broadband adoption.

Cable continues to be a driving force in the video arena, according to recent research conducted by the Cable & Telecommunications Association for Marketing (“CTAM”). According to CTAM, among total households overall, penetration of digital cable has risen to 26% in 2006 from 20% in 2005; surpassing satellite at 24%. Digital cable has seen tremendous growth in cable households (46% in 2006 vs. 31% in 2005). As upgrades from analog basic cable, and the number of digital cable households increased, the penetration of premium channels among cable households, from 42% in 2005 to 53% in 2006, according to CTAM.

According to CTAM, cable households with a DVR have more than doubled rising to 17% in 2006 compared to 7% in 2005, 30% of digital cable households have a DVR compared to 22% of satellite households and 74% of these digital cable households receive their DVR from their cable provider.

We believe that the increase in digital cable households, will result in an increase in consumers wanting more advanced technologies and services, including a full package of digital cable, DVRs, HDTV service, on demand features, high speed Internet and phone service.

Video Marketplace

The American television consumer can choose from a variety of multichannel video providers, from the local cable operator to national DBS providers and, in many markets, newer facilities-based broadband companies that offer a full range of telecommunications services. In addition, we believe that at least two of the nation’s largest regional bell operating companies (“RBOCs”) are currently planning to offer video services in the future.

We believe that heightened competition can be seen by the fact that the two national DBS providers are among the top four national multichannel video providers.

•
According to the National Cable Television Association (“NCTA”), as of March 6, 2006, DIRECTV and EchoStar each had more subscribers (15.39 million and 12.27 million, respectively) than all cable companies in the United States except Comcast.

•	The number of DBS subscribers jumped from 25.68 million to 27.66 million between March 2005 and March 2006, an increase of 8% according the NCTA.

•	In the last five years, the number of DBS customers has more than doubled, from 12.2 million in the beginning of 2000, according to the NCTA.

However, we believe that cable industry can respond to the demands of consumers and attract additional subscribers to its digital cable services.

Growth in Multichannel Video Program Households: 1994-2005

High-Speed Internet Marketplace

As the cost of high-speed Internet service declines and connection speeds become more important, high-speed service overtakes dial-up in market share for the first time, according to the J.D. Power and Associates 2006 ISP Residential Customer Satisfaction Study. The Study finds that 56% of residential ISP customers subscribe to high-speed Internet service, an increase of 11% from 2005. Correspondingly, market share of dial-up service has dropped from 55% in 2005 to 44% in 2006. We believe this trend is expected to continue, as according to J.D. Power, the intent to switch service providers among dial-up customers has increased by 3% from 2005 to 21% in 2006, while switching intent among high-speed customers has essentially remained flat since 2003 at 11%.

The average amount subscribers report spending per month for high-speed Internet service has steadily decreased since 2004, down by $1.99 to $42.13 in 2006. During the same time period, the average amount dial-up service subscribers report spending has also declined, however, less significantly from $0.69 in 2004 to $18.45 per month in 2006, according to J.D. Power.

Although high-speed Internet service is still generally considerably more expensive than dial-up, we believe bundling high-speed with other products, such as telephone and video service, has made it an increasingly attractive option for many customers. However, dial-up still holds a significant portion of the market. We believe customers may be willing to pay more for faster Internet speeds, provided they receive other services for less.

We believe that the future will bring even more choice for consumers, including new broadband over power line (“BPL”) service that allows the delivery of IP-based broadband using the communications capabilities of the national utilities companies via the power grid. According to the United Telecom Council, there are a number of trials underway nationwide, and a small number of commercial deployments have been launched. Many cable operators have responded to this competitive marketplace by offering consumers a bundled package of their services, which has enabled them to attract new customers and retain existing subscribers.

Cable Industry Capital Expenditures

We believe that the cable industry is facing a fundamental change in industry dynamics due to accelerating capital expenditures, service saturation and slowing subscriber growth to increased competition and out-of-home media explosion, though such change may not be evident for several years.

We believe cable operators must add bandwidth capacity and speed to stay competitive since bundled high-speed data, digital video and VoIP services are attractively priced by telephone, satellite and other rival providers. We believe there is extraordinary consumer demand for peer-to-peer communications, file-sharing and other tools for producing and delivering broadband video, and that if high-definition channel availability doubles over the next year, cable operators will need to create more room through advanced video compression, switched broadcast and node splitting.

After passage of the 1996 Telecommunications Act, cable operators aggressively tapped into capital markets to accelerate a nationwide broadband infrastructure upgrade. The cable industry’s new interactive digital services is the result of a substantial investment in state-of-the-art fiber optic networks.

•	Between 1996 and mid-2005, cable capital expenditures reached nearly $100 billion. In 2004 alone, $10.13 billion was invested.

•	This investment equates to roughly $1,500 per subscriber spent to upgrade cable systems and launch new broadband services.

•	The upgrades involve rebuilding more than one million miles of cable plant with fiber optic technology.

As a result of its nearly $100 billion capital investment, over the last decade, cable has moved from being a single-service provider of video, to providing a variety of advanced services, including, digital video, high-speed Internet and digital voice services.

Today, cable’s advanced services are available to more than 103 million homes, or 93% of U.S. households passed by cable.

Cable Broadband Availability as a Percentage of Homes Passed by Cable: 2000-2005

The term broadband means much more that just a high-speed connection to the Internet. It describes the ability to deliver an extensive array of advanced services through a single connection to the home, all running over a two-way network that is always on, including high-speed Internet access, HDTV digital cable, VOD and digital voice service.

Some of the immediate consumer benefits of the cable industry’s network upgrade include increased reliability and more basic and digital cable channels. The broadband platform also has proven to provide a competitive advantage for cable, since consumers can subscribe to multiple services from a single provider.

Competition

The home entertainment and video programming industry is competitive, and we expect competition to intensify in the future. We face our most significant competition from the franchised cable operators. In addition, our competition includes other satellite providers, telecom providers and off-air broadcasters:

Hardwired Franchised Cable System

Cable companies currently dominate the market in terms of subscriber penetration, the number of programming services available, audience ratings and expenditures on programming. However, satellite services are gaining market share which we believe provides us with the opportunity to acquire and consolidate a subscriber base by providing a high quality signal at a comparable or reduced price to many cable operators' current service.

Other Operators

Our next largest competitors are other operators who build and operate communications systems such as satellite master antenna television systems, commonly known as SMATV, or private cable headend systems, which generally serve condominiums, apartment and office complexes and residential developments. We also compete with other national DBS operators such as EchoStar.

Off-Air Broadcasters

A majority of U.S. households that are not serviced by cable operators are serviced only by broadcast networks and local television stations (“off-air broadcasters”). Off-air broadcasters send signals through the air, which are received by traditional television antennas. Signals are accessible to anyone with an antenna and programming is funded by advertisers. Audio and video quality is limited and service can be adversely affected by weather or by buildings blocking a signal.

Traditional Telephone Companies

Traditional telephone companies such as Verizon and AT&T have recently diversified their service offerings to compete with traditional franchised cable companies in a triple play market. Although their subscriber growth is currently smaller than franchise cable companies, these traditional phone companies are developing video offerings such as Verizon's FIOS product. These phone companies have in the past also been resellers of DIRECTV and EchoStar video programming, however, rarely in the multi-dwelling unit market. In the future, video offerings from traditional phone companies may become a significant competitor in the MDU market.

Governmental Regulation

Federal Regulation

Our systems do not use or traverse public rights-of-way and thus are exempt from the comprehensive regulation of cable systems under the Federal Communications Act of 1934, as amended (the “Communications Act”). Because our systems are subject to minimal federal regulation, we have greater pricing freedom and are not required to serve any customer whom we do not choose to serve, and we believe that we have significantly more competitive flexibility than do the franchised cable systems. We believe that these regulatory advantages help to make our private systems competitive with larger franchised cable systems.

On October 5, 1992, Congress enacted the Cable Consumer Protection and Competition Act of 1992 (the “1992 Cable Act”), which imposed additional regulation on traditional franchised cable operators and permits regulation of rates in markets in which there is no “effective competition”, as defined in the Act, and directed the FCC to adopt comprehensive new federal standards for local regulation of certain rates charged by traditional franchised cable operators. Conversely, the legislation also provides for deregulation of traditional hardwire cable in a given market where effective competition is shown to exist. Rates charged by private cable operators, typically already lower than traditional franchise cable rates, are not subject to regulation under the 1992 Cable Act.

In February 1996, Congress passed the Telecommunications Act of 1996 (the “1996 Act”), which substantially amended the Communications Act. The 1996 Act contains provisions intended to increase competition in the telephone, radio, broadcast television, and hardwire and wireless cable television businesses. This legislation has altered and we believe will continue to alter federal, state, and local laws and regulations affecting the communications industry, including certain of the services we provide.

Under the federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Section 111 of the Copyright Act establishes the cable compulsory license pursuant to which certain “cable systems” are entitled to engage in the secondary transmission of broadcast programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable system must secure a compulsory copyright license. Such a license may be obtained upon the filing of certain reports with and the payment of certain licensing fees to the U.S. Copyright Office. Private cable operators, such as MST, may rely on the cable compulsory license with respect to the secondary transmission of broadcast programming. We do not expect the licensing fees to have a material adverse effect on our business.

Under the retransmission consent provisions of the 1992 Cable Act, multichannel video programming distributors, including but not limited to franchised and private cable operators, seeking to retransmit certain commercial television broadcast signals, notwithstanding the cable compulsory license, must first obtain the permission of the broadcast station in order to retransmit the station’s signal. However, private cable systems, unlike franchised cable systems, are not required under the FCC’s “must carry” rules to retransmit local television signals. Although there can be no assurances that we will be able to obtain requisite broadcaster consents, we believe in most cases we will be able to do so for little or no additional cost.

On November 29, 1999, Congress enacted the Satellite Home Viewer Improvement Act of 1999 (“SHVIA”), which amended the Satellite Home Viewer Act. SHVIA permits DBS operators to transmit local television signals into local markets. In other important statutory amendments of significance to satellite carriers and television broadcasters, the law generally seeks to place satellite operators on an equal footing with cable television operators in regards to the availability of television broadcast programming. SHVIA amends the Copyright Act and other applicable laws and regulations in order to clarify the terms and conditions under which a DBS operator may retransmit local and distant broadcast television stations to subscribers. The law was intended to promote the ability of satellite services to compete with cable television systems and to resolve disputes that had arisen between broadcasters and satellite carriers regarding the delivery of broadcast television station programming to satellite service subscribers. As a result of SHVIA, television stations are generally entitled to seek carriage on any DBS operator's system providing local service in their respective markets. SHVIA creates a statutory copyright license applicable to the retransmission of broadcast television stations to DBS subscribers located in their markets. Although there is no royalty payment obligation associated with this license, eligibility for the license is conditioned on the satellite carrier's compliance with applicable laws, regulations and FCC rules governing the retransmission of such “local” broadcast television stations to satellite service subscribers. Noncompliance with such laws, regulations and/or FCC requirements could subject a satellite carrier to liability for copyright infringement. SHVIA was essentially extended and re-enacted, in December 2004 by the Satellite Home Viewer Extension and Reauthorization Act (“SHVERA”).

We are not directly subject to rate regulation or certification requirements by the Federal Communications Commission (“FCC”) or state public utility commissions because our equipment installation and sales agent activities do not constitute the provision of common carrier or cable television services. As a private cable operator, we are not subject to regulation as a DBS provider, but primarily rely upon our third-party programming aggregators to procure all necessary re-transmission consents and other programming rights under the Communications Act and the Copyright Act.

State and Local Cable System Regulation

We do not anticipate that our deployment of video programming services will be subject to state or local franchise laws primarily due to the fact that our facilities do not use or traverse public rights-of-way. Although we may be required to comply with state and local property tax, environmental laws and local zoning laws, we do not anticipate that compliance with these laws will have any material adverse impact on our business.

State Mandatory Access Laws

A number of states have enacted mandatory access laws that generally require, in exchange for just compensation, the owners of rental apartments (and, in some instances, the owners of condominiums) to allow the local franchise cable television operator to have access to the property to install its equipment and provide cable service to residents of the MDU. Such state mandatory access laws effectively eliminate the ability of the property owner to enter into an exclusive right of entry with a provider of cable or other broadcast services. In addition, some states have anti-compensation statutes forbidding an owner of an MDU from accepting compensation from whomever the owner permits to provide cable or other broadcast services to the property. These statutes have been and are being challenged on constitutional grounds in various states. These state access laws may provide both benefits and detriments to our business plan should we expand significantly in any of these states.

Preferential Access Right

We generally negotiate exclusive rights to provide satellite services singularly, or in competition with competing cable providers, and also negotiate where possible “rights-of-first-refusal” to match price and terms of third-party offers to provide other communication services in buildings where we have negotiated broadcast access rights. We believe that these preferential rights of entry are generally enforceable under applicable law, however, current trends at the state and federal level suggest that the future enforceability of these provisions may be uncertain. The FCC has recently issued an order prohibiting telecommunications service providers from negotiating exclusive contracts with owners of commercial MDU properties, though it deferred determination in a pending rulemaking whether to render existing exclusive access agreements unenforceable, or to extend this prohibition to residential MDUs due to an inadequate administrative record. Although it is open to question whether the FCC has statutory and constitutional authority to compel mandatory access, there can be no assurance that it will not attempt to do so. Any such action may undermine the exclusivity provisions of our rights of entry on the one hand, but would also open up many other properties to which we could provide a competing service. There can be no assurance that future state or federal laws or regulations will not restrict our ability to offer access payments, limit MDU owners' ability to receive access payments or prohibit MDU owners from entering into exclusive agreements, any of which could have a material adverse effect on our business.

Regulation of our High-Speed lnternet and Wi-Fi Business

ISPs, including Internet access providers, are largely unregulated by the FCC or state public utility commissions at this time (apart from federal, state and local laws and regulations applicable to business in general). However, there can be no assurance that this business will not become subject to regulatory restraints. Also, although the FCC has rejected proposals to impose additional costs and regulations on ISPs to the extent they use local exchange telephone network facilities, such change may affect demand for Internet related services. No assurance can be given that changes in current or future regulations adopted by the FCC or state regulators or other legislative or judicial initiatives relating to Internet services would not have a material adverse effect on our business.

Regulation of our VoIP Business

IP-based voice services are currently exempt from the reporting and pricing restrictions placed on common carriers by the FCC. However, there are several state and federal regulatory proceedings further defining what specific service offerings qualify for this exemption. Due to the growing acceptance and deployment of VoIP services, the FCC and a number of state public service commissions are conducting regulatory proceedings that could affect the regulatory duties and rights of entities that provide IP-based voice applications. There is regulatory uncertainty as to the imposition of traditional retail, common carrier regulation on VoIP products and services.

Property

We lease approximately 12,600 square feet of office and warehouse space in Hawthorne, New Jersey for approximately $6,729 per month, plus applicable taxes, subject to adjustments in accordance with consumer price index fluctuations. The current lease term expires on April 30, 2010 at which time we have the option to extend the lease for an additional five-year period. We believe our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities.

We lease approximately 64 square feet at a collocation facility located in New York City for our telecommunications and video equipment, at a monthly rent of $1,664.

We have a license to maintain a major point-of-presence at the Trump International Hotel and Tower Condominium located at Columbus Circle in New York City. Pursuant to the license agreement, we have the right to install antennas and other equipment on the building’s rooftop and in certain equipment storage areas for a license fee of $3,400 per month. On July 1, 2007, the license fee increases to $3,800 per month through the term of the agreement, which expires on June 30, 2012.

Employees

We currently have 28 full time employees including 3 in sales, 9 in installation and repairs, 6 in customer service, 3 in engineering, 4 in administration, 1 in financial and 2 in management.

Legal Proceedings

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings are currently pending or, to our knowledge, threatened against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources to the defense of our intellectual property rights in the future if we believe that our rights have been infringed. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors.”

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

We are a carrier class communications technology company that specializes in providing true Quad-Play services to MTU and MDU residential, hospitality and commercial properties. These Quad-Play services include video, voice, high-speed internet and Wi-Fi access. We are also a national ISP and offers a suite of ancillary services including the design, installation and service of satellite and IP based video conferencing and surveillance systems.

Our revenue is subject to fluctuations due to the timing of sales of high-value products and service projects, the impact of seasonal spending patterns, the timing and size of research projects its customers perform, changes in overall spending levels in the telecommunication industry and other unpredictable factors that may affect customer ordering patterns. Any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue. Due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of our operating results are not a good indication of future performance.

We have incurred substantial operating losses. As of March 31, 2007, our accumulated deficit was $3,502,809 and the total stockholders’ equity was $15,152. Losses have principally occurred as a result of the substantial resources required for the development of our “Quad-Play” infrastructure and support and administrative facilities. We expect to continue to incur operating losses as the anticipated subscriber growth absorbs the current resources.

Results of Operations

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues. During the year ended December 31, 2006, the Company had revenues of $1,896,446 as compared to revenues of $1,952,830 during the year ended December 31, 2005, a decrease of approximately 3%. The decrease is attributable to the subscriber portfolio attrition which offset the increase in new subscribers. The Company subscriber portfolio includes approximately 20 MDU properties with bulk service agreements and/or access licenses to service the individual subscribers in metropolitan New York.

Cost of Revenues. During the year ended December 31, 2006, the Company had cost of sales of $2,346,448 as compared to cost of sales of $1,463,172 during the year end December 31, 2005, an increase of 60%. The Company’s costs primarily represent customer support, programming and depreciation of the capitalized costs to support the subscriber revenue.  Although the Company’s programming fees are a significant portion of the cost, the Company continues to pursue competitive agreements and volume discounts in conjunction with the anticipated growth of the subscriber base. The customer support costs for the year-end December 31, 2006 includes support services necessary to develop and support the build-out of the “Quad-Play” subscriber base in metropolitan New York. The capitalized Cable equipment and installation costs are depreciated over the lease term and include equipment and installation labor. The non-cash depreciation expense of the Cable equipment and installation costs are included in cost of revenues for the year-end December 31, 2006 and 2005 in the amount of $340,544 and $259,609, respectively.

Gross Profit (Loss). As the Company developed the infrastructure and continued to build-out the subscriber base, the gross margins decreased $939,660, or 192% for the year ended December 31, 2006 compared to the year ended December 31, 2005, primarily due to programming costs and the excess capacity of support infrastructure. MST anticipates increased margins in 2007 as the projected new subscriber base absorbs the current infrastructure.

Operating Expenses and Loss. Operating expenses totaled $3,180,493 for the year ended December 31, 2006 as compared to $1,629,528 for the year ended December 31, 2005, an increase of $1,550,965, or approximately 95%. The increase in operating expenses were principally due to salary and other operating costs related to the build-out of the “Quad Play” subscriber infrastructure, including managerial and back-office support personnel, advertising, professional fees and the amortization of the Company’s intangible assets. Operating loss was $3,630,495 for the year ended December 31, 2006 as compared to $1,139,870 for the year ended December 31, 2005.

Selling, General, and Administrative Expenses. Selling, General, and Administrative Expenses which consist of salaries, advertising, and overhead expenses, totaled $2,856,631 for the year ended December 31, 2006 as compared to $1,583,399 for the year ended December 31, 2005, an increase of $1,272,232, or approximately 80%. The increase is primarily attributable to administrative expenses, payroll costs, advertising, trade shows, facility costs and professional fees.

Depreciation and Amortization Expense. Depreciation and amortization expense totaled $323,862 for the year ended December 31, 2006, as compared to $46,129 for the year ended December 31, 2005. The increase is related to the amortization of the intangible assets in accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006.

Net Loss. We had a net loss of $3,693,731 for the year ended December 31, 2006 as compared to $527,781 for the year ended December 31, 2005. The Company expects a continual decline of net losses as the Company extends the current infrastructure capacity across new subscribers.

Net Cash Used in Operating Activities. Cash utilized in operating activities was $(2,306,687) during the year ended December 31, 2006 compared to $(3,445,871) during the years ended December 31, 2005. The decrease was primarily due to a payment of accrued payroll expenses to an officer in 2005 related to the sale of subscribers in the prior year.

Net Cash Used in Investing Activities. The Company utilized and was provided cash for investing activities $(2,835,363) and $796,703 during the twelve months ended December 31, 2006 and 2005, respectively. During the year ended December 31, 2005 the proceeds from the release of funds from escrow related to the sale of subscribers provided $1,077,804. Cost of Cable equipment and installations amounted to $1,939,579 and $231,271 for the December 31, 2006 and 2005, respectively. Furthermore, purchases of property and equipment amounted to $895,784 and $34,525 for the year ended December 31, 2006 and 2005, respectively.

Net Cash Provided by Financing Activities. The Company was provided cash in financing activities of $5,233,663 and $434,507 during the year ended December 31, 2006 and 2005, respectively. The financing activities represent $5,603,310 proceeds from net advances from Telkonet, Inc., parent company, subsequent to the 90% acquisition of us on January 31, 2006. Proceeds of the financing activities during the year end December 31, 2005 from lines of credit amounted to $363,092 and were paid in full in 2006. Additionally, the Company obtained proceeds of $78,516 from an officer advance during the year ended December 31, 2005. The repayments of notes payable amounted to $6,555 and $7,101 during the years ended December 31, 2006 and 2005, respectively.

Working Capital. Our working capital deficit increased by $5,952,620 during the twelve months ended December 31, 2006 from a working capital deficit of $(528,767) at December 31, 2005 to a working capital deficit of $(6,481,388) at December 31, 2006. The decrease in working capital for the twelve months ended December 31, 2006, is due to a combination of factors, of which the significant factors are that cash had a net increase of $137,428 and proceeds of $5,603,310 from net advances from Telkonet, Inc. provided the Company’s working capital for the period ended December 31, 2006. The most significant uses of cash are as follows:

•	Approximately $2,662,000 of cash consumed directly in operating activities;

•	Principal repayments, in cash, of lines of credit and notes payable amounted to approximately $363,000; and

•	Approximately $2,835,000 was expended on net purchases of cost of cable equipment and installations and fixed assets.

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

Revenues. During the three months ended March 31, 2007, we had revenues of $486,906 as compared to revenues of $448,425 during the three months ended March 31, 2006, an increase of approximately 9%. This increase is a result of the net subscriber portfolio growth for the three-months ended March 31, 2007 compared to the three-months ended March 31, 2006.

Cost of Revenues. During the three-months ended March 31, 2007, we had cost of sales of $789,497 as compared to cost of sales of $475,023 during the three-months ended March 31, 2006, an increase of 66%. Our costs primarily represent customer support, programming and amortization of the capitalized costs to support the subscriber revenue. The capitalized cable equipment and installation costs are depreciated over the lease term and include equipment and installation labor. The non-cash depreciation expense of the cable equipment and installation costs are included in cost of revenues for the three months ended March 31, 2007 and 2006 in the amount of $139,322 and $64,609, respectively.

Gross Profit (Loss). As we developed the infrastructure and continued to build-out the subscriber base, the gross margins decreased $275,993, for the three-months ended March 31, 2007 compared to the three-months ended March 31, 2006, primarily due to programming costs and the excess capacity of support infrastructure.

Operating Loss. Operating expenses, which consists of cost of revenues, customer support services, selling expense, depreciation and general and administrative costs, totaled $860,839 during the three months ended March 31, 2007 as compared to $898,428 during the three months ended March 31, 2006. Operating loss was $1,163,430 during the three months ended March 31, 2007 as compared to $912,026 during the three months ended March 31, 2006.

Selling, General, and Administrative Expenses. Selling, General, and Administrative Expenses which consist of commissions, salaries, advertising, and overhead expenses, totaled $772,654 during the three months ended March 31, 2007 as compared to $828,412 during the three months ended March 31, 2006, a decrease of approximately 5%. This decrease is primarily attributable to one-time expense of $291,000 in January 2006 in conjunction with the acquisition of us by Telkonet. and an overall increase in administrative costs compared to the prior period. Our management believes that our expenses will continue to increase as sales continue to grow and additional staff is added to support our growth initiatives.

Depreciation and Amortization Expense. Depreciation and amortization expense totaled $88,185 during the three months ended March 31, 2007, as compared to $70,016 during the three months ended March 31, 2006. The increase is directly related to the increased purchases in property and equipment as well as the amortization of the intangible assets (subscriber list) for the three months ending March 31, 2007 compared to two-months in 2006.

Net Loss. We had a net loss of $1,281,139 for the three months ended March 31, 2007 as compared to $1,724,357 for the three months ended March 31, 2006. The increased loss is attributable to expenses including the build-out of the support infrastructure and the increase in non-cash depreciation related to installing new and retrofitting properties to capitalize on future revenue opportunities i.e. “Quad-Play” Our management believes that net losses will continue as we make required additions to sales, engineering, administration, and the support infrastructure in order to facilitate expected revenue and subscriber growth.

Net Cash Used In Operating Activities. Cash utilized in operating activities was $(1,009,442) for the three months ended March 31, 2007 as compared to $(116,632) for the three months ended March 31, 2006. The increase was primarily due to an increase in direct costs related to operations.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $(246,057) for the three months ended March 31, 2007 compared to $(518,265) for the three months ended March 31, 2006. The cash was used for building the infrastructure from that will generate future subscriber revenue. The decrease investment for the three months ended March 31, 2007 compared to the three months ended March 31, 2006 was attributable to the Company’s significant infrastructure investment in 2006.

Net Cash Provided by Financing Activities. Net cash provided by financing activities totaled $1,267,967 for the three months ended March 31, 2007 as compared to $628,865 for the three months ended March 31, 2006. The reason for this increase was the need to fund the investment in operations and infrastructure.

Liquidity and Capital Resources

Our working capital deficit increased by $1,300,235 during the three months ended March 31, 2007 from a working capital deficit of $(6,190,388) at December 31, 2006 to a working capital deficit of $(7,752,137) at March 31, 2007. The decrease in working capital for the three months ended March 31, 2007, is due to a combination of factors, of which the significant factors are that cash had a net increase of $12,468 and proceeds of $1,269,606 from net advances from Telkonet provided our working capital for the period ended March 31, 2007. The most significant uses of cash are as follows:

•	Approximately $1,009,000 of cash consumed directly in operating activities;

•	Approximately $246,000 was expended on net purchases of cost of cable equipment and installations and fixed assets; and

•
As of March 31, 2007 and March 31, 2006, we had cash and cash equivalents of $126,936 and $16,823, respectively. We have historically met our liquidity requirements through advances from Telkonet and through borrowings.

We will need to raise additional capital in the future to fund our operating needs. We expect that the funds from the Private Placement and the issuance of the Debentures will fund our operations for a period of approximately 12 months. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. At the present time, we have no material commitments for capital expenditures. However, our future capital requirements and the adequacy of our available funds will depend on many factors, including, our ability to successfully commercialize our services, competing technological and market developments and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

New Basis of Accounting

In January 2006, Telkonet acquired a 90% interest in us. In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports, as well as our internal judgments based upon the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different. The primary changes to the balance sheet reflect:

•	the recording of the fair value of our subscriber list;

•	the recording of the fair value of goodwill;

•	elimination of the accumulated earnings; and

•	an increase in additional paid-in capital from these adjustments.

Critical Accounting Policies and Estimates

Deferred Tax Valuation Allowance. We believe sufficient uncertainties exist regarding the future realization of deferred tax assets, and, accordingly, a full valuation allowance is required amounting to $297,623. In subsequent periods, if and when we generate pre-tax income, a tax expense will not be recorded to the extent that the remaining valuation allowance can be used to offset that expense. Once a consistent pattern of pre-tax income is established or other events occur that indicate that the deferred tax assets will be realized, additional portions or all of the remaining valuation allowance will be reversed back to income. Should we generate pre-tax losses in subsequent periods, a tax benefit will not be recorded and the valuation allowance will be increased.

Stock-Based Compensation. Prior to the Merger we did not grant any stock-based awards, including stock options.

Recently Issued Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect the adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. We do not expect the adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires us to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. We are required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires us to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. We have implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. We do not expect that adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. We have not yet determined the impact that the adoption of FSP 00-19-2 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on our financial condition or results of operations.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Relating to Our Business

We experienced operating losses for the 2006 and 2005 fiscal years, as well as the first quarter of 2007.

We had a net loss of $3,948,946 and $638,197 for the fiscal years ended December 31, 2006, and 2005, respectively, and $1,281,139 for the three months ended March 31, 2007. We may continue to incur operating losses through 2007. Our losses to date have resulted principally from:

•	costs and expenses associated with building out our network and the expansion of the services that we offer; and

•	general and administrative costs relating to our operations;

Our ability to achieve profitability will depend primarily on our ability to expand the number of our MTU/MDU customers and our individual subscriber base.

Potential fluctuations in operating results could have a negative effect on the value of our common stock.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside of our control, including:

•	the level of use of the Internet;

•	the demand for “bundled” cable, phone and Internet services;

•	the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

•	price competition or pricing changes in the industry;

•	technical difficulties or system downtime;

•	economic conditions specific to the Internet and communications industry; and

•	general economic conditions.

Our quarterly results may also be significantly impacted by certain accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on our results of operations and have a negative impact on the price of our common stock.

The communication industry is intensely competitive and rapidly evolving. Our failure to compete effectively could lead to less demand for our products, loss of market share and damage our operating results.

We operate in a highly competitive, quickly changing environment, and our future success will depend on our ability to develop and introduce new services and service enhancements that achieve broad market acceptance in MTU/MDU and commercial sectors. We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

Delays in product development and introduction could result in:

•	loss of or delay in revenue and loss of market share;

•	negative publicity and damage to our reputation and brand; and

•	decline in the selling price of our products and services.

Additionally, new companies are constantly entering the market, thus increasing the competition. This could also have a negative impact on our ability to obtain additional capital from investors. Larger companies who have been engaged in our industry for substantially longer periods of time may have access to greater resources. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition. Large companies including Direct TV, DISH Network, Time Warner, Cablevision and Verizon are active in our markets in the provision and distribution of communications services and we will also have to compete with such companies.

We believe the principal competitive factors in the communication services industry in which we compete include:

•	responsiveness to customer needs;

•	availability of technical personnel;

•	availability and prices of broadband and cable services;

•	quality of service;

•	price;

•	technical expertise;

•	company reputation; and

•	technology.

We believe that our ability to compete also depends in part on a number of factors outside of our control, including:

•	the ability of our competitors to hire, retain and motivate qualified technical personnel;

•	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

•	the price at which others offer comparable product and services; and

•	the extent of our competitors’ responsiveness to client needs.

It is possible that competition in the broadband and cable industries could increase in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available.

Even with the proceeds of the Private Placement and the issuance of the Debentures and with additional capital raised after the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. The funds raised in the Private Placement may not be adequate to complete our current business plan. Our ultimate success will depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

Hiring qualified management and key employees, maintaining compliance with applicable laws, marketing activities, administrative requirements, such as salaries, insurance expenses and general overhead expenses, legal compliance costs and accounting expenses will all require a substantial amount of additional capital and our cash flow from operations may not be adequate for such purposes.

We may be required to pursue sources of additional capital through various means, including joint venture projects, debt financing, equity financing or other means. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to the existing stockholders, as we may issue additional shares of common stock to investors in future financing transactions. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the telecommunications industry, the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

If we do not obtain additional financing, our business, prospects, financial condition and results of operations will be adversely affected.

The proceeds of the Private Placement are expected to provide some, but not all, of the capital we believe necessary to implement our long-term business strategy. Accordingly, we will need to obtain significant additional financing in the event that our plans require significant expenditures not presently contemplated, such as for capital expenditures, or to cover operating expenses from expanded services, to service future indebtedness or to be competitive or expand into new markets or services.

We may not be able to secure such financing when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the initial public offering price or the market price at the time of such issuance. We may seek debt financing, and may be forced to incur significant interest expense. If we cannot secure sufficient funding we may be forced to forego strategic opportunities or delay, scale back or eliminate network deployments, operations, acquisitions and investments.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the Merger, we became a holding company with no material assets other than the stock of our wholly-owned subsidiary. Accordingly, all our operations will be conducted by MST, our wholly-owned subsidiary. We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by us in our operations, including servicing any debt obligations we may have now or in the future.

All of our liabilities survived the Merger and we may have undisclosed liabilities that could have a negative impact on our financial condition.

Before the Merger, certain due diligence activities on FXSI-NV, FXSI-DE and MST were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of FXSI-NV, FXSI-DE or MST that existed or which may arise in the future relating to any such entity's activities before the consummation of the Merger.

Our indebtedness and restrictive debt covenants could limit our financing options and liquidity position, which would limit our ability to grow our business.

The terms of the Debentures could have negative consequences to the holders of our common stock, such as:

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

•	we may be more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

Additionally, covenants in the securities purchase agreement governing the Debentures will impose operating and financial restrictions on us. These restrictions prohibit or limit our ability, and the ability of our subsidiaries, to, among other things:

•	pay cash dividends to our stockholders;

•	incur additional indebtedness;

•	permit liens on or conduct sales of assets; and

•	engage in transactions with affiliates.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business and take advantage of business opportunities. Moreover, we may seek additional debt financing on terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

Our obligations to the holders of the Debentures are secured by all of our assets, so if we default on those obligations, the Debenture holders could foreclose on our assets.

The holders of the Debentures have a security interest in all of our assets and those of our subsidiaries. As a result, if we default under our obligations to the Debenture holders, the Debenture holders could foreclose its security interest and liquidate some or all of these assets, which would harm our business, financial condition and results of operations.

We may face increased competition from other companies with greater assets and operating histories. We may not be able to compete effectively.

We face competition from others who are competing for a share of the MDU subscriber base including other satellite companies, DBS system operators, cable companies, traditional phone companies and off-air broadcasters. Other companies with substantially greater assets and operating histories could enter this market. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. In addition, increased competition could result in reduced subscriber fees, reduced margins and loss of market share, any of which could harm our business. We cannot assure that we can compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources and access to additional financing. All these competitive pressures may result in increased marketing costs, or loss of market share or otherwise may materially and adversely affect our business, results of operations and financial condition.

Cable television operators have a large, established subscriber base, and many cable operators have significant investments in, and access to, programming. One of the competitive advantages of DBS providers is their ability to provide subscribers with more channels and a better quality digital signal than traditional analog cable television systems. Many cable television operators have made significant investments to upgrade their systems from analog to digital, significantly increasing the number and variety of channels and the quality of the transmission they can provide to their subscribers. As a result of these upgrades, cable television operators have become better able to compete with DBS providers. If competition from cable television operators or traditional phone companies should increase in the future, we could experience a decrease in its number of subscribers or increased difficulty in obtaining new subscriptions.

We are not large enough to negotiate cable television programming contracts as favorable as some of our larger competitors which may put us at a competitive disadvantage.

Programming costs are generally directly related to the number of subscribers to which the programming is provided, with discounts available to large traditional cable operatores and direct broadcast satellite (DBS) providers based on their high subscriber levels. As a result, larger cable and DBS systems generally pay lower per subscriber programming costs. We have attempted to obtain volume discounts from our suppliers. Despite these efforts, we believe that our per subscriber programming costs are significantly higher than large cable operatores and DBS providers with which we compete in some of our markets. This may put us at a competitive disadvantage in terms of maintaining our operating results while remaining competitive with prices offered by these providers.

In addition, as programming agreements come up for renewal, we cannot assure you that we will be able to renew these agreements on comparable or favorable terms. To the extent that we are unable to reach agreement with a programmer on terms that we believe are reasonable, we may be forced to remove programming from our line-up, which could result in a loss of customers.

Programming costs have risen in past years and are expected to continue to rise, which may adversely affect our financial results.

The cost of acquiring programming is a significant portion of the operating costs for our cable television business. These costs have increased each year and we expect them to continue to increase, especially the costs associated with sports programming. Many of our programming contracts cover multiple years and provide for future increases in the fees we must pay. Historically, we have absorbed increased programming costs in large part through increased prices to our customers. However, we cannot assure you that competitive and other marketplace factors will permit us to continue to pass through these costs. In order to minimize the negative impact that increased programming costs may have on our margins, we may pursue a variety of strategies, including moving some programming to premium tiers or migrating some programming from our analog service to our digital service. Despite our efforts to manage programming expenses, we cannot assure you that the rising cost of programming will not adversely affect our cash flow and operating margins.

Government regulation of our services could impair our ability to provide such services in certain markets.

Our private cable system is subject to fewer regulations than traditional cable operators and telecommunications companies, however, our operations may be indirectly affected by the regulation of the telecommunications industry in general. These regulations are subject to change from time to time and new regulations are adopted periodically by both federal and other regulatory agencies. In addition, many of the existing regulations and requirements are currently the subject of judicial proceedings, legislative hearings and administrative proposals that could change the operations of communications companies. We cannot predict the ultimate outcome of these proceedings or how those outcomes may impact our business. Regulations, or interpretations of those regulations, that enhance the ability of our competitors could adversely affect our competitive position. Our ability to compete successfully will depend on the nature and timing of these legislative changes, regulations and interpretations and whether they are favorable to us or our competitors.

The failure of the Internet to continue as an accepted medium for business commerce could have a negative impact on our results of operations.

Our long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for business commerce. The Internet has experience, and is expected to continue to experience, significant growth in the number of users. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased government regulation could slow or stop the growth of the Internet as a viable medium for business commerce. Moreover, critical issues concerning the commercial use of the internet (including security, reliability, accessibility and quality of service) remain unresolved and may adversely affect the growth of Internet use or the attractiveness of its use for business commerce. The failure of the necessary infrastructure to further develop in a timely manner or the failure of the Internet to continue to develop rapidly as a valid medium for business would have a negative impact on our results of operations.

The market for our products and service are subject to technological change. Our failure to keep pace with technological changes could lead to less demand for our products and services, loss of market shares and reduced revenues.

The market for digital satellite television and high-speed Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Keeping pace with the introduction of new standards and technological developments could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm its ability to attract and retain users.

Interruption or failure of our information technology and communications systems could impair our ability to provide our services, which could damage our reputation and harm our operating results.

We have experienced service interruptions caused by temporary problems in our systems or in the systems of third parties in the past and may experience such service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Our services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our prospects could be damaged, if our network is believed to be unreliable. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, and other attempts to harm our systems, and similar causes. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers or equipment could result in lengthy interruptions in our service and adversely affect our business, prospects, financial condition and results of operations.

We may be unable to attain profitability by increasing net sales, expanding the range of our services or entering new markets.

There can be no assurance that we will be able to attain or maintain profitability and/or expand the sales of our business. Various factors, including demand for our services and our ability to expand the range of our product and service offerings and to successfully enter new markets may affect our ability to maintain or increase the net sales of our business or any subsequently acquired businesses. Many of these factors are beyond our control. In addition, in order to effectively manage growth, we must expand and improve our operational, financial and other internal systems and attract, train, motivate and retain qualified employees. Expenditures related to our growth and acquisitions may negatively affect our operating results, and we may not realize any incremental profitability from our growth and acquisition efforts.

The success of our business depends on the continuing contributions of our key personnel.

We rely heavily on the services of Frank T. Matarazzo, our Chief Executive Officer, and Keith Scarzafava, our Chief Technology Officer. Loss of the services of either individual could adversely impact our operations. In addition, we rely on our technical personnel for reliability of our networks and systems. We believe our future success will depend upon our ability or retain these key employees and our ability to attract and retain other skilled engineering, technical, managerial, and sales personnel, including outsourced personnel. We cannot guarantee that any employee will remain employed by us for any definite period of time and the loss of our personnel could have a material adverse effect on our business and results of operations.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced technical employees. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel. We expect competition for such personnel to increase as the markets for cable, broadband VoIP and wireless services expand. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

Any acquisitions we make could result in difficulties in successfully managing our business and consequently harm our financial condition.

We may seek to expand by acquiring competing businesses in our current or other geographic markets. We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, acquisitions involve a number of other risks, including:

•	failure of the acquired businesses to achieve expected results;

•	diversion of management’s attention and resources to acquisitions;

•	failure to retain key customers or personnel of the acquired businesses;

•	disappointing quality or functionality of acquired equipment and people: and

•	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete acquisitions could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on our market value which will vary, and liquidity, which may be limited, and the willingness of potential sellers to accept our common stock as full or partial payment. Using shares of our common stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use our common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or additional equity financings. No assurance can be given that we will be able to obtain the necessary capital to finance any acquisitions or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to internal purposes. In addition to requiring funding for acquisitions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to: (i) obtain additional capital on acceptable terms; (ii) use internally generated cash or debt to complete acquisitions because it significantly limits our operational or financial flexibility; or (iii) use shares of our common stock to make future acquisitions may hinder our ability to actively pursue our acquisition program.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, network designs, and processes. We may not be able to safeguard and maintain our proprietary rights. We rely on trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections. Any infringement by third parties on our intellectual property could have a negative impact on our business and have an adverse effect on the price of our common stock.

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

Patent technologies or processes that are substantially equivalent or superior to our processes or products and services, or products or services of our vendors used in our business, could result in claims that our services and products infringe on these patents or proprietary rights of others. Defending against infringement claims, even meritless claims, is time consuming, distracting, and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party’s rights and be required to pay substantial royalties and damages, and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture, or sale of our products or services and could cause us to establish reserves that would impact our profitability, and expend significant resources to develop or acquire non-infringing intellectual property.

We rely on a limited number of third party suppliers including Telkonet, Gigabeam and EchoStar. If these companies fail to perform or experience delays, shortages, or increased demand for their products or services, we may face shortages, increased costs, and may be required to suspend deployment of our products and services.

We depend on a limited number of third party suppliers to provide the equipment required to deliver our cable and broadband services and cable television programming and other services, which we require. If these providers fail to perform their obligations under our agreements with them or we are unable to renew these agreements on favorable terms or at all, we may be forced to suspend the deployment of our broadband and cable services and enrollment of new subscribers, which would have an adverse effect on our business, prospects, financial condition and operating results.

If our data security measures are breached, subscribers may perceive our network and services as not secure, which may harm our reputation and our results of operations.

Network security and the authentication of the subscriber’s credentials are designed to protect unauthorized access to data on our broadband and wireless networks. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

The industry in which we operate is continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of an investment in our company. Our services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The broadband cable and wireless services industries are characterized by rapid technological change, competitive pricing, frequent new service introductions, and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;

•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;

•	uncertain consumer acceptance;

•	realizing economies of scale;

•	responding successfully to advances in competing technologies in a timely and cost-effective manner;

•	expenditures; and

•	existing, proposed or undeveloped technologies that may render wireless broadband and VoIP telephone services less profitable or obsolete.

As the services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering cable television broadband, wireless broadband and VoIP telephone services. This could negatively impact our financial condition and results of operations.

We are subject to regulation, which may adversely impact our business.

Our business is regulated by Federal, state and local governmental entities. A number of other federal, state and local privacy, security, and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations.

In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our broadband network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we may manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

Our cable, broadband and VoIP services may become subject to greater state or Federal regulation in the future. The scope of the regulations that may apply to VoIP telephone services providers and the impact of such regulations on providers’ competitive position are presently unknown and could be detrimental to our business and prospects.

Our management and operational systems might be inadequate to handle our potential growth.

We may experience growth that could place a significant strain upon our management and operational systems and resources. Failure to manage our growth effectively could have a material adverse effect upon our business, results of operations and financial condition. Our ability to compete effectively as a provider of digital satellite television and high-speed Internet products and services and to manage future growth will require us to continue to improve our operational systems, organization and financial and management controls, reporting systems and procedures. We may fail to make these improvements effectively. Additionally, our efforts to make these improvements may divert the focus of our personnel.

We must integrate our key executives into a cohesive management team to expand our business. If new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the growth we will need to increase our operational and financial systems, procedures and controls. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may not be able to effectively manage such growth, and failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We may be affected if the United States participates in wars or military or other action or by international terrorism.

Involvement in a war or other military action or acts of terrorism may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending on video broadcast and information technology, (iii) our inability to effectively market and distribute our services or products or (iv) our inability to access capital markets, our business and results of operations could be materially and adversely affected. We are unable to predict whether the involvement in a war or other military action will result in any long-term commercial disruptions or if such involvement or responses will have any long-term material adverse effect on our business, results of operations, or financial condition.

Risks Relating to Our Common Stock

The securities issued in the Private Placement and included in the Debentures are illiquid restricted securities.

The shares of our common stock issued in the Private Placement, the Debentures, the shares issuable upon conversion of the Debentures, and the shares issuable upon exercise of the Investor Warrant and the Debenture Warrants have not been registered under the Securities Act, or registered or qualified under any state securities laws. These securities were sold pursuant to exemptions contained in and under those laws. Accordingly, these securities will be considered “restricted securities” as defined in Rule 144 under the Securities Act and may not be resold, and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption from the registration requirements of those laws is available. Both the certificates representing the shares of our common stock and the warrants sold in the Private Placement contain a legend reflecting their restricted status. Therefore, a purchaser may not be able to sell their shares when they want to.

We may be unable to register for resale all of the common stock included within the units sold in the Private Placement, in which case a stockholder will need to rely on an exemption from the registration requirements in order to sell such shares.

We are obligated to file a “resale” registration statement with the SEC that covers all of the common stock included within the units sold in the Private Placement and issuable upon conversion of the Debentures and the exercise of the warrants thereto and to use our best efforts to have such “resale” registration statement declared effective by the SEC as set forth therein. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the private placement requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the private placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse affect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act of 1933, as amended, as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations adopted subsequent to the date of this Report, could have on the manner in which the common stock may be registered or our ability to register the common stock for resale at all. If we are unable to register some or all of the common stock, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that permits the resale of securities following twelve months after the issuance of such securities, subject to manner of sale and public information requirements and certain volume limitations.

We are subject to the reporting requirements of Federal securities laws, which can be expensive.

We are subject to the information and reporting requirements of the Exchange Act and other Federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be significantly higher than they would be if we remained privately-held and did not consummate the Merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Private Placement and the issuance of the Debentures that require us to register the shares of common stock comprising the Units.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Mergers of the type we just completed are usually heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq Stock Markets or on a national securities exchange. The SEC has adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements, including the registration statement we must file as a result of the Private Placement, or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq Stock Markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of our shares may be negatively impacted.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if past failures of internal controls exist, and may in the future discover, areas of our internal control that need improvement.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

Sarbanes-Oxley, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because MST became public by means of a reverse merger with the Company, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with MST becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect our company.

We have agreed, at our expense, to prepare a registration statement covering the shares of common stock sold in the Private Placement and underlying the Investor Warrants, the Debentures and the Debentures Warrants. Our obligation requires us to file a registration statement with the SEC within 60 days of the final closing of the Private Placement and the issuance of the Debentures and to use our best efforts to have the registration statement declared effective by the SEC within 120 days after the final closing of the Private Placement and the original issuance of the Debentures. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect our company and require us to pay penalties to the holders of those securities.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the communications technology industry and markets;

•	volume and timing of subscriptions from major customers;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	technological innovations or new competitors in our market;

•	additions or departures of key personnel;

•
limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry or regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We anticipate listing our common stock for trading on the OTC Bulletin Board and, as soon thereafter as is practicable, applying for listing of our common stock on either the American Stock Exchange, The NASDAQ Capital Market or a national or other securities exchange, assuming that we can satisfy the initial listing standards for such. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock be otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Following the Merger, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement, and shares underlying the Debentures, the Investor Warrants and the Debenture Warrants, upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of common stock issued to our officers, directors, and principal stockholders in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 12 months following the termination date of the Private Placement and 30 days following the effectiveness of a registration statement covering the shares of common stock issuable upon conversion of the Debentures. Following such dates, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of common stock sold in the Private Placement and underlying the Debentures, the Investor Warrants and the Debenture Warrants will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act. Sales of a significant number of shares by our officers, directors and/or principal stockholders could have a negative impact on the price of our common stock.

We may apply the proceeds of the Private Placement and the Debentures to uses that ultimately do not improve our operating results or increase the value of your investment.

We intend to use the net proceeds from the Private Placement and the issuance of the Debentures, including proceeds received upon the exercise of any warrants, for professional fees, including costs and expenses incurred in connection with the Private Placement and the issuance of the Debentures, repayment of outstanding debts, further development of our products and services, acquisitions and general working capital purposes. However, we do not have more specific plans for the net proceeds from the Private Placement and the issuance of the Debentures and our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of an investment in our company.

Our largest two stockholders can exert significant control over our business and affairs and may have actual or potential interests that depart from our other stockholders.

Prior to the Merger, Telkonet and Frank T. Matarazzo owned all of the issued and outstanding shares of MST’s common stock. Telkonet and Frank T. Matarazzo own or control an aggregate of  68.37% of the issued and outstanding shares of our common stock, which percentage may increase in the event that any of the outstanding options or warrants that are held by Mr. Matarazzo or Telkonet are exercised, any options or warrants in the future are granted to them, or the exercise of any convertible securities or the acquisition of additional shares of our common stock by Mr. Matarazzo or Telkonet. Their interests may differ from the interests of other stockholders. Such stockholders will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amendment of our Certificate of Incorporation or By-laws; and

•	mergers, sale of assets or other corporate transactions.

Concentrations of stock ownership among a few stockholders may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of May 24, 2007 regarding the number of shares of common stock beneficially owned by (i) each person or entity known to us to own more than 5% of our common stock; (ii) each Named Executive Officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 259-263 Goffle Road, Hawthorne, New Jersey 07506. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of May 24, 2007, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)(2)
5% Stockholders:
Telkonet, Inc. 20374 Seneca Meadows Parkway Germantown, Maryland 20876	18,500,000	(3)	62.95%
Directors and Named Executive Officers:
Warren V. Musser	279,720	(4)	*
Frank T. Matarazzo	1,723,193	(5)	5.84%
Ronald W. Pickett	181,526	(6)	*
Thomas C. Lynch	136,364	(7)	*
Thomas M. Hall, M.D.	139,860	(8)	*
Keith V. Scarzafava	0		0%
All executive officers and directors as a group (6 persons)	2,460,663	(4)(5)(6)(7)(8)	8.26%

*	Represents less than 1%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner. Unless otherwise noted, shares are owned of record and beneficially by the named beneficial owner.

(2)	Based on 29,386,538 shares of common stock issued and outstanding as of May 24, 2007.

(3)	Includes 5,000,000 shares that were issued upon conversion of $5,000,000 of indebtedness of MST owed to Telkonet, upon the Merger.

(4)	Includes 93,240 shares of common stock issuable upon the exercise of warrants.

(5)	Includes 46,620 shares of common stock issuable upon the exercise of warrants. Includes 83,333 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 46,620 shares of common stock issuable upon the exercise of warrants. Includes 41,666 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 45,455 shares of common stock issuable upon the exercise of warrants.

(8)	Includes 46,620 shares of common stock issuable upon the exercise of warrants.

Executive Officers and Directors

The following persons became our executive officers and directors on May 24, 2007, upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
Warren V. Musser	80	Chairman of the Board of Directors
Frank T. Matarazzo	46	Chief Executive Officer, Secretary and Director
Ronald W. Pickett	59	President and Director
Thomas C. Lynch	65	Director
Thomas M. Hall, M.D.	55	Director
Keith V. Scarzafava	44	Chief Technology Officer and Director of Operations

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board.

Biographies

Warren V. Musser, Chairman of the board of directors. Mr. Musser has served as our Chairman since May 24, 2007. Mr. Mussser has been the Chairman of the board of MST since January 2006. He is the founder and chairman emeritus of Safeguard Scientifics, Inc., a high-tech venture capital company, formerly Safeguard Industries, Inc. Mr. Musser is currently the managing director of The Musser Group, a business consulting firm, and the founder and president of Musser and Company, Inc., an investment banking firm. In addition, Mr. Musser is a director of Internet Capital Group, Inc., a business-to-business venture capital company, and is a director and vice chairman of Nutri/System, Inc., a weight management company, and a co-chairman of Eastern Technology Council, a business advisory firm. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president of development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of The Eastern Technology Council, and chairman of the Pennsylvania Partnership on Economic Education.

Frank T. Matarazzo, Chief Executive Officer and Director. Mr. Matarazzo has served as our Chief Executive Officer, Secretary and as a director since May 24, 2007. Mr. Matarazzo has been a director and Chief Executive Officer of MST since its inception in 1982. Prior to the consummation of the Merger he also held the office of President of MST. He is in charge of directing our growth and development. Mr. Matarazzo designed and constructed the first private cable television systems operated by us and continues to be involved in all technology deployed by us. Mr. Matarazzo’s experience includes employment for Conrac Avionics, as a prototype design engineer, working on the development of the guidance/navigation systems for military fighter planes as well as the development and construction of the FM communication systems and engine interface units for the Space Shuttle Columbia. Mr. Matarazzo is known in the private cable television industry, having both written articles for trade publications and served as a technical consultant to municipalities in the area of satellite delivered information systems.

Ronald W. Pickett, President and Director. Mr. Pickett has served as our President and as a director since May 24, 2007. Mr. Pickett has been a director of MST since January 2006. Mr. Pickett was the principal investor and co-founder of Telkonet and has been its president since January of 2003. He also was the founder, and for twenty years served as chairman of the board of directors and president of Medical Advisory Systems, Inc., a company providing international medical services and pharmaceutical distribution, until its merger with Digital Angel Corporation (AMEX: DOC) in March 2002.

Thomas C. Lynch, Director. Mr. Lynch has served as a director of ours since May 24, 2007. Mr. Lynch has been a director of Telkonet since January 2006 and is senior vice president and director of The Staubach Company’s Federal Sector, a real estate management and advisory services firm in the Washington, D.C. area. Mr. Lynch joined The Staubach Company in November 2002 after six years as senior vice president at Safeguard Scientifics, Inc. (NYSE: SFE), a high-tech venture capital company. While at Safeguard, he served nearly two years as president and chief operating officer at CompuCom Systems, a Safeguard subsidiary. After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral. Mr. Lynch’s naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995. Mr. Lynch presently serves as a Director of Pennsylvania Eastern Technology Council, Armed Forces Benefit Association, Catholic Leadership Institute, National Center for the American Revolution at Valley Forge, and Mikros Systems.

Thomas M. Hall, M.D, Director. Dr. Hall has served as a director since May 24, 2007. Dr. Hall has been a director of Telkonet since January 2006. Dr. Hall is the managing member of Marrell Enterprises LLC, an international business development company. Dr. Hall serves on the board of directors of Coris International SA, a Paris-based insurance services company with subsidiaries in 36 countries. For 12 years (until 2002), Dr. Hall was the chief executive officer of Medical Advisory Systems, Inc., an international medical services and pharmaceutical distribution company. Dr. Hall holds a bachelor of science and a medical degree from the George Washington University and a master of international management degree from the University of Maryland.

Keith V. Scarzafava, Chief Technology Officer and Director of Operations. Mr. Scarzafava has served as our Chief Technology Officer and Director of Operations since May 24, 2007. From June 2000 to July 2006, Mr. Scarzafava served as the Director of Technology and Research Design at the Warwick Valley Telephone Company (NASDAQ GM: WWVY), an independent telephone company located in upstate New York. During his service at Warwick Valley Telephone Company, Mr. Scarzafava engineered and constructed an Internet division to encompass several counties and to serve three states, making Warwick the first independent telephone company in the United States to successfully operate as an ISP. In addition, Mr. Scarzafava directly assisted Warwick in becoming the first independent telephone company to construct a high capacity optical network, including a complete IPTV head-end, to distribute Warwick’s Digital TV service over DSL technology. Mr. Scarzafava then deployed one of the first fiber to home deployments in the United States.

There are no family relationships among our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth certain information about, the compensation paid, earned or accrued by our Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during 2006 (“Named Executive Officers”).

Name and Principal Position	Year	Salary	Other Annual Compensation		Total
		($)	($)		($)
Frank T. Matarazzo	2005	140,214	2,606,488	(1)	2,746,702
Chief Executive Officer and Secretary	2006	229,539	30,497	(2)	260,036

(1)
Includes $9,186 life insurance premiums, $22,050 of matching contributions to Mr. Matarazzo’s 401K plan and $2,575,252 of commission paid in connection with the sale of subscribers to Cablevision Systems New York City Corporation.

(2)	Includes $9,186 life insurance premiums and $21,311 of matching contributions to Mr. Matarazzo’s 401K plan.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards held by executive officers of our company.

Agreements with Executive Officers

We have entered into an employment agreement with Mr. Matarazzo, our Chief Executive Officer, which provides, among other things, for an annual salary of $250,000. The agreement has a three-year term which expires on December 31, 2008. The Agreement also provides that Mr. Matarazzo will not, directly or indirectly, engage in any business activities that compete with the business of our company during his term of employment and for one year thereafter in New York City or any major metropolitan area where we or Telkonet conducts or has committed to conduct business, without the prior consent of Telkonet and us. Upon the closing of the Merger, we amended Mr. Matarazzo’s employment agreement to provide for an annual base salary of $300,000 and to extend the term of the agreement to December 31, 2011.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors. As of December 31, 2006, none of our directors received any compensation from us.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Committees

Audit Committee

We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B. The audit committee’s duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

We intend to establish a compensation committee of the board of directors. The compensation committee would review and approves our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Stock Incentive Plans

Prior to the consummation of the Merger, our board of directors and stockholders adopted the 2007 Stock Incentive Plan (the “2007 Plan”). The purpose of the 2007 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2007 Plan is administered by our board of directors. Upon consummation of the Merger, Frank T. Matarazzo and Ronald Pickett were granted ten-year options to purchase 2,000,000 shares and 1,000,000 shares of our common stock, respectively, exercisable at $0.65 per share under the 2007 Plan. Such options vest in equal monthly installments over 48 months.

Certain Relationships and Related Transactions

We hold a 50% membership interest in Interactivewifi.com which is 50% owned by GTLI. GTLI is 100% owned by Eileen Matarazzo, our Chief Executive Officer, Frank T. Matarazzo’s, sister-in-law. Our joint venture with GTLI does not contain a non-competition restriction.

We also have a one-year professional services agreement with GTLI, which expires February 1, 2008, for the provision of marketing and business development consulting services for which GTLI is paid a fee of $10,000 per month.

Laura Matarazzo our Chief Administrative Officer is our Chief Executive Officer’s sister and has been employed by us since 1982. Ms. Matarazzo receives an annual base salary of $133,987, including a car allowance.

On August 17, 2005, we issued a non-interest bearing demand promissory note in the amount of $100,000 to Frank T. Matarazzo, our Chief Executive Officer, evidencing his $100,000 loan to us. On May 10, 2007 we issued an additional promissory note in the amount of $60,000 to Frank T. Matarazzo, our Chief Executive Officer, evidencing an additional loan by him in the amount of $60,000. As of May 24, 2007, $140,000 remains outstanding under these two notes.

We have a co-marketing agreement with Telkonet, which owns approximately 46.8% of our outstanding common stock. As of May 24, 2007 we have made payments of $233,402 to Telkonet pursuant to the terms of this agreement.

Through the closing of the Merger, Telkonet has made an aggregate of $6,872,916, not including interest due thereon, in unsecured loans to MST bearing interest at 8% per annum. On May 24, 2007, in connection with the Merger, $5,000,000 of such indebtedness was converted into 5,000,000 shares of our common stock at a conversion price of $1.00 per share.

Board Independence

Each of Mr. Musser, Mr. Lynch and Dr. Hall qualify as an “independent” directors as that term is defined by applicable listing standards of the NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Merger, as of May 24, 2007, we accepted subscriptions for a total of 120.07 Units in the Private Placement, each Unit consisting of 46,620 shares of the our common stock, par value $0.001 per share and a detachable redeemable Investor Warrant to purchase 23,310 shares of common stock at an exercise price of $1.00 per share for a purchase price of $25,641 per Unit from accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated May 7, 2007, as supplemented. We received gross proceeds from such closing of the Private Placement of $3,078,716.50.

As of May 25, 2007, we issued $6,576,350 Debentures that are convertible into an aggregate of 10,117,462 shares of our common stock at a conversion price of $0.65 per share and Debenture Warrants to purchase an aggregate of 5,058,730 shares of our common stock at an exercise price of $1.00 per share. The Debentures were issued with an 8% Original Issue Discount. As a result we received $6,050,000 from the issuance of the Debentures (before payment of the placement agent fees and other fees).

The Private Placement and the issuance of the Debentures was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities issued in the Merger, units and the common stock, the Debentures and the shares of common stock included therein were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement and Debentures are expected to be used to pay-off the remaining indebtedness of approximately $1,000,000 to Telkonet as well as for research and development, sales and marketing, an investor relations program and repayment of debt and for working capital and other general corporate purposes.

We agreed to pay placement agents the following fees in connection with the Private Placement and the issuance of the Debentures: (i) a cash fee equal to 7% of the aggregate purchase price paid by each purchaser of Units in the Private Placement and Debentures, (ii) five-year warrants to purchase that number of shares of common stock equal to 7% of the common stock on which the cash fee is payable under clause (i) above, at an exercise price of $1.00 per share, with mandatory registration rights covering the shares of common stock underlying the warrants, and (iii) reimbursement for all reasonable out of pocket expenses incurred in connection with the engagement, including, but not limited to, the reasonable expenses of counsel, up to $25,000.

Description of Securities

Immediately following the Merger, the Split-Off and the closing of the Private Placement for $3,078,716.50, there were 29,386,538 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Description of Common Stock

We are authorized to issue 90,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to the Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, our common stock holders will be entitled to such cash dividends as may be declared, if any, by the board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up, our common stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

We will be authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. Our board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any wholly unissued series of preferred stock.

Description of Debenture

Concurrently with the initial closing of the Private Placement, we issued (i) the Debentures in the aggregate principal amount of $6,050,000 (plus an 8% Original Issue Discount added to such principal amount), due April 30, 2010 and convertible at $0.65 per share (non-callable) into 10,117,462 shares of common stock and (ii) five-year Debenture Warrants to purchase in the aggregate 5,058,730 shares of common stock at an exercise price of $1.00 per share. We are prohibited from effecting the conversion of Debentures to the extent that as a result of such conversion the holder of the Debentures beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the conversion. Such Debentures bear 8% interest per annum commencing on the first anniversary of the original issue date of the Debentures, payable quarterly in cash or common stock, at our option. The Debentures are senior indebtedness and the holders of the Debentures have a security interest in all of our assets and those of our subsidiaries.

If within three trading days from date on which the conversion of a Debenture shall be effected (the “Share Delivery Date”) we fail to deliver to the holder of the Debenture certificates representing the shares of our common stock into which such Debentures are convertible, and if after such Share Delivery Date the holder of the Debenture is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of shares of our common stock which the holder was entitled to receive upon the conversion, then we are obligated to (A) pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the conversion multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the holder, either reissue (if surrendered) the Debenture in a principal amount equal to the principal amount of the attempted conversion or to deliver to the Holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements.

In addition, for one year following issuance of the Debentures, the holders of the Debentures have the right of first refusal to participate in any equity or equity-linked financing conducted by us (other than traditional bank financing) whereby each holder has the right to purchase its pro rata portion that is equal to the ratio of (x) the subscription amount paid by such purchaser and (y) the sum of the aggregate subscription amounts paid by all purchasers of the Debentures participating in the right of first refusal. The Debentures have “full-ratchet” anti-dilution protection for the period in which the Debentures remain outstanding.

We may not prepay the Debentures in whole or in part, without the Debenture holders prior consent.

The foregoing description of the Debentures and related agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Securities Purchase Agreement and Debenture which are filed herewith as Exhibits 10.7 and 10.8, respectively.

Description of Options

We have granted options to purchase 3,000,000 shares of common stock to certain of our executive officers upon the closing of the Merger. All such options were issued pursuant to the 2007 Plan, vest in equal monthly installments over 48 months and are exercisable when vested at a price of $0.65 per share.

Description of Warrants

We issued Investor Warrants to purchase 2,798,836 shares of common stock to investors purchasing Units in the Private Placement. The Investor Warrants provide for the purchase of shares of common stock for five years at an exercise price of $1.00 per share and have “full-ratchet” anti-dilution protection for 18 month following the closing of the Private Placement. We are prohibited from effecting the exercise of Investor Warrants to the extent that as a result of such exercise the holder of the Investor Warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the Investor Warrants. If at any time after one year from the closing of the Private Placement there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Investor Warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. The Placement Agent received five-year warrants to purchase 391,838 shares of common stock in connection with its efforts related to the Private Placement (7% percent of the shares of common stock issued pursuant to the sale of Units in the Private Placement).

In addition, we issued Debenture Warrants to purchase 5,058,730 shares of common stock to the purchasers of the Debentures. The Debenture Warrants provide for the purchase of shares of common stock for five years at an exercise price of $1.00 per share and have “full-ratchet” anti-dilution protection for the period in which the Debenture Warrants remain outstanding. We are prohibited from effecting the exercise of Debenture Warrants to the extent that as a result of such exercise the holder of the Debenture Warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the Debenture Warrants. If at any time after one year from the closing of the issuance of the Debentures there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Debenture Warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. The Placement Agent received five-year warrants to purchase 708,222 shares of common stock in connection with the Debenture offer (7% percent of the total number of shares into which the Debentures are convertible).

If within three trading days from date on which the exercise of the Investor Warrants and Debenture Warrants, as the case may be (collectively, the “Warrants”), shall be effected (the “Share Delivery Date”), we fail to deliver to a holder of the Warrants certificates representing the shares into which such Warrants are convertible, and if after such Share Delivery Date the holder of the Warrants is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of the shares of our common stock which the holder was entitled to receive upon the exercise, then we are obligated to (A) pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the exercise multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the holder, either reinstate the Warrant for which such exercise was not honored or to deliver to the Holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements.

The foregoing description of the Investor Warrants and Debenture Warrants and related agreements thereto does not purport to be complete and is qualified in its entirety, with respect to the Investor Warrants, by reference to the complete text of the Subscription Agreement, the Addendum to Subscription Agreement and Investor Warrant and, with respect to the Debenture Warrants, by reference to the complete text of the form of Securities Purchase Agreement and Debenture Warrant, which are filed herewith as Exhibits 10.1, 10.2, 10.5, 10.7 and 10.9, respectively.

Registration Rights

We agreed to file a “resale” registration statement with the SEC within 60 days after the final closing of the Private Placement and the issuance of the Debentures covering all shares of common stock sold in the Private Placement and underlying the Debentures, the Investor Warrants and the Debenture Warrants. We have agreed to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 120 days after the initial closing of the Private Placement and the issuance of the Debentures.

In addition, with respect to the shares of common stock sold in the Private Placement and underlying the Investor Warrants, we agreed to maintain the effectiveness of the “resale” registration statement from the effective date until the earlier of (i) 18 months after the date of the closing of the Private Placement or (ii) the date on which all securities registered under the registration statement (a) have been sold, or (b) are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the Units, subject to our right to suspend or defer the use of the registration statement in certain events.

If (i) the registration statement is not filed within 60 days after the final closing of the Private Placement and the issuance of the Debentures, or (ii) we fail to file with the SEC a request for acceleration of a registration statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five trading days of the date that we are notified by the SEC that such registration statement will not be “reviewed” or will not be subject to further review, or (iii) we fail to file a pre-effective amendment or otherwise respond to SEC comments within 10 trading days, or (iv) the registration statement is not declared effective by the SEC within 120 days after the final closing of the Private Placement and the issuance of the Debentures, or (v)all of the registrable securities are not registered for resale on or before the first anniversary of the final closing of the Private Placement and the issuance of the Debentures, or (vi) the registration statement ceases to remain continuously effective pursuant to the terms of the Registration Rights Agreement, then we are subject to liquidated damage payments to the holders of the shares sold in the Private Placement and the Debentures in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency.

The foregoing description of the registration rights does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Unit Registration Rights Agreement, Addendum to Unit Registration Rights Agreement and Debenture Registration Rights Agreement which are filed herewith as Exhibits 10.3, 10.4 and 10.10, respectively.

Market Stand-Off

The Registration Rights Agreement for the shares issued in the Private Placement contains a “market standoff” provision pursuant to which in the context of an underwritten public offering investors in the Private Placement will agree, without the prior written consent of the Company and the lead or managing underwriter if one is appointed, during the period commencing on the date of the final prospectus relating to the Company’s initial underwritten public offering (firm commitment or best efforts) and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 calendar days) not to: (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise.

Lock-up Agreements

All shares of our common stock received upon exchange of shares of MST common stock owned prior to the Private Placement (the “Lock-Up Shares”) are subject to lock-up agreements that provide restrictions on the future sale of our common stock by the holders and their transferees. These lock-up provisions provide, in general, that the Lock-Up Shares may not, directly or indirectly, be offered, sold, offered for sale, contracted for sale, hedged, or otherwise transferred or disposed of for a period of twelve months following the final closing of the Private Placement.

In addition, pursuant to the lock-up agreement entered into with the holders of our Debentures, without the agreement of 75% of the principal amount of the Debentures outstanding, all shares of common stock held by our executive officers, directors and greater than 10% stockholders are subject to a lock-up agreement that provides that each such person may not sell or transfer any shares of our common stock for 30 days following the effectiveness of a registration statement as required under the registration rights agreement entered into in connection with the issuance of the Debentures.

Restrictions on Future Stock Issuances

We have agreed that until 90 days after the date the registration statement for the shares underlying the Debentures is declared effective by the SEC, without the consent of two-thirds of the holders of registrable securities, we may not issue or sell any shares of common stock or securities convertible or issuable into shares of common stock, except for certain exempt issuances such as stock or option plans, existing derivative securities or securities issued pursuant to acquisitions or strategic transactions.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen our board of director’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are also subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol FITX.OB, but is not trading. We intend to notify the OTC Bulletin Board as soon as practicable of our name change and to obtain a new symbol.

Transfer Agent

The transfer agent for our common stock is Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, TX 75093. We will serve as warrant agent for the outstanding warrants.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

FXSI-DE’s sole officer and director resigned as of May 24, 2007, immediately following the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2007, our board of directors approved an amendment to our certificate of incorporation, recommending a change of its name from “Fitness Xpress Software, Inc.” to “MSTI Holdings, Inc.” On May 24, 2007, stockholders representing the requisite number of votes necessary to approve an amendment to the certificate of incorporation took action via written consent, approving the corporate name change. On May 24, 2007, we filed the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware.

On May 24, 2007, our board of directors approved a change in our fiscal year from a fiscal year ending April 30 to a fiscal year ending on December 31. The change in our fiscal year will take effect on May 24, 2007 and, therefore, there will be no transition period in connection with this change of fiscal year-end. Our 2007 fiscal year will end on December 31, 2007.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), MST’s audited financial statements for the fiscal years ended December 31, 2005 and 2006 and MST’s unaudited financial statements for the three-month interim periods ended March, 31, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1 and 99.2 respectively.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of May 22, 2007, by and among Fitness Xpress Software, Inc., Microwave Satellite Technologies, Inc., and Microwave Acquisition Corp. (1)

2.2	Delaware Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp. (1)

2.3	New Jersey Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp., effective May 24, 2007 (1)

3.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 24, 2007)

3.2	By-laws (Incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on May 24, 2007)

3.3	Certificate of Amendment to Certificate of Incorporation, dated May 24, 2007 (1)

10.1	Form of Unit Subscription Agreement (1)

10.2	Form of Unit Subscription Addendum (1)

10.3	Form of Unit Registration Rights Agreement (1)

10.4	Form of Unit Registration Rights Addendum (1)

10.5	Form of Investor Warrant (1)

10.6	Form of Unit Lockup Agreement (1)

10.7	Securities Purchase Agreement for 8% Senior Convertible Debentures, dated May 25, 2007, by and among the Company and signatories thereto (1)

10.8	Form of 8% Secured Convertible Debenture due April 30, 2010 (1)

10.9	Form of Debenture Warrant (1)

10.10	Form of Debenture Registration Rights Agreement (1)

10.11	Form of Debenture Lockup Agreement (1)

10.12	Form of Security Agreement (1)

10.13	Placement Agent Agreement, dated May 15, 2007, between Microwave Satellite Technologies, Inc. and Palladium Capital Advisors, LLC (1)

10.14	Placement Agent Agreement, dated May 9, 2007, between Microwave Satellite Technologies, Inc. and WFG Investments, Inc. (1)

10.15	Placement Agent Agreement, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Granite Financial Group, LLC (1)

10.16	Form of Directors and Officers Indemnification Agreement (1)

10.17	Company’s 2007 Incentive Stock Plan (1)

10.18	Form of 2007 Incentive Stock Option Agreement (1)

10.19	Form of 2007 Non-Qualified Stock Option Agreement (1)

10.20	Stock Purchase Agreement, dated May 24, 2007, by and between the Company and Ron Bell

10.21	Employment Agreement, dated January 31, 2006, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo (1)

10.22	Amendment to Employment Agreement, dated May 24, 2007, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo

10.23	Resignation letter from Ron Bell, dated May 24, 2007

10.24	Telecommunications Space License Agreement, dated as of February 20, 2006, between Microwave Satellite Technologies, Inc. and Rudin Management Company, Inc. (1)

10.25	Access Agreement entered into in June 2006 between the Company and Cablevision of Oakland LLC and Cablevision Lightpath-NJ, Inc. (1)

10.26	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, made as of May 24, 2007, by Fitness Xpress Software, Inc. and FXS Holdings, Inc.

99.1	Microwave Satellite Technologies, Inc. audited financial statements for the fiscal years ended December 31, 2006 and 2005 (1)

99.2	Microwave Satellite Technologies, Inc. (unaudited) financial statements for the fiscal quarter ended March 31, 2007 and 2006 (1)

99.3	Unaudited pro forma consolidated balance sheet as of March 31, 2007 and unaudited pro forma consolidated statement of operations for the quarter ended March 31, 2007 (1)

(1) Incorporated herein by reference to such corresponding exhibit of like number in the Company’s Current Report on Form 8-K filed on May 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2007

MSTI Holdings, Inc.

By:	/s/ Frank T. Matarazzo
Frank T. Matarazzo Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of May 22, 2007, by and among Fitness Xpress Software, Inc., Microwave Satellite Technologies, Inc., and Microwave Acquisition Corp. (1)

2.2	Delaware Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp. (1)

2.3	New Jersey Certifiacte of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc., and Microwave Acquisition Corp., effective May 24, 2007 (1)

3.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 24, 2007)

3.2	By-laws (Incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on May 24, 2007)

3.3	Certificate of Amendment to Certificate of Incorporation, dated May 24, 2007 (1)

10.1	Form of Unit Subscription Agreement (1)

10.2	Form of Unit Subscription Addendum (1)

10.3	Form of Unit Registration Rights Agreement (1)

10.4	Form of Unit Registration Rights Addendum (1)

10.5	Form of Investor Warrant (1)

10.6	Form of Unit Lockup Agreement (1)

10.7	Securities Purchase Agreement for 8% Senior Convertible Debentures, dated May 25, 2007, by and among the Company and signatories thereto (1)

10.8	Form of 8% Secured Convertible Debenture due April 30, 2010 (1)

10.9	Form of Debenture Warrant (1)

10.10	Form of Debenture Registration Rights Agreement (1)

10.11	Form of Debenture Lockup Agreement (1)

10.12	Form of Security Agreement (1)

10.13	Placement Agent Agreement, dated May 15, 2007, between Microwave Satellite Technologies, Inc. and Palladium Capital Advisors, LLC (1)

10.14	Placement Agent Agreement, dated May 9, 2007, between Microwave Satellite Technologies, Inc. and WFG Investments, Inc. (1)

10.15	Placement Agent Agreement, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Granite Financial Group, LLC (1)

10.16	Form of Directors and Officers Indemnification Agreement (1)

10.17	Company’s 2007 Incentive Stock Plan (1)

10.18	Form of 2007 Incentive Stock Option Agreement (1)

10.19	Form of 2007 Non-Qualified Stock Option Agreement (1)

10.20	Stock Purchase Agreement, dated May 24, 2007, by and between the Company and Ron Bell

10.21	Employment Agreement, dated January 31, 2006, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo (1)

10.22	Amendment to Employment Agreement, dated May 24, 2007, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo

10.23	Resignation letter from Ron Bell, dated May 24, 2007

10.24	Telecommunications Space License Agreement, dated as of February 20, 2006, between Microwave Satellite Technologies, Inc. and Rudin Management Company, Inc. (1)

10.25	Access Agreement entered into in June 2006 between the Company and Cablevision of Oakland LLC and Cablevision Lightpath-NJ, Inc. (1)

10.26	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, made as of May 24, 2007, by Fitness Xpress Software, Inc. and FXS Holdings, Inc.

99.1	Microwave Satellite Technologies, Inc. audited financial statements for the fiscal years ended December 31, 2006 and 2005 (1)

99.2	Microwave Satellite Technologies, Inc. (unaudited) financial statements for the fiscal quarter ended March 31, 2007 and 2006 (1)

99.3	Unaudited pro forma consolidated balance sheet as of March 31, 2007 and unaudited pro forma consolidated statement of operations for the quarter ended March 31, 2007 (1)

(1) Incorporated herein by reference to such corresponding exhibit of like number in the Company’s Current Report on Form 8-K filed on May 29, 2007.